Exhibit 99(a)

POWER OF ATTORNEY

The undersigned, being trustees of BlackRock ETF Trust II (the “Trust”), hereby authorize Janey Ahn, Neal J. Andrews, Gladys Chang, Jay M. Fife, Scott Hilton, Jennifer McGovern and John M. Perlowski, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-1A, filed for the Trust or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of the Trust or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 20th day of February, 2020.

Signature	Title

/S/ MICHAEL J. CASTELLANO Michael J. Castellano	Trustee

/S/ RICHARD E. CAVANAGH Richard E. Cavanagh	Trustee

/S/ CYNTHIA L. EGAN Cynthia L. Egan	Trustee

/S/ ROBERT W. FAIRBAIRN Robert W. Fairbairn	Trustee

/S/ R. GLENN HUBBARD R. Glenn Hubbard	Trustee

/S/ W. CARL KESTER W. Carl Kester	Trustee

/S/ CATHERINE A. LYNCH Catherine A. Lynch	Trustee

/S/ JOHN M. PERLOWSKI John M. Perlowski	Trustee

/S/ KAREN P. ROBARDS Karen P. Robards	Trustee

Signature Page to N-1A POA